EXHIBIT 99.2

HYCOR BIOMEDICAL INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE JUNE 2, 2004 SPECIAL MEETING OF STOCKHOLDERS
AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

     The undersigned hereby appoints J. DAVID THOLEN and REGINALD P. JONES, and each of them, as proxy or proxies, with full power of substitution and resubstitution, for and in the name or names of the undersigned, to vote all shares of Common Stock of Hycor Biomedical Inc. (the “Company”), which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders to be held on June 2, 2004 at 10 a.m., local time, at the Company’s offices located at 7272 Chapman Avenue, Garden Grove, California 92841, and at any adjournment thereof, upon the matters described in the accompanying Notice of Special Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Special Meeting and Proxy Statement as follows, and otherwise are directed to vote in their discretion upon such other business as may properly come before the meeting and any adjournment thereof.

1.	Approval of a merger of a wholly-owned subsidiary of Stratagene Corporation (“Stratagene”) with and into the Company whereby each outstanding share of Company common stock, other than shares held by Stratagene and its subsidiaries, will be converted into the right to receive 0.6158 of a share of Stratagene common stock and to ratify and approve the merger agreement dated as of July 24, 2003, by and among Stratagene, SHC Acquisition Sub, Inc., and the Company, as amended.

FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

(Continued and to be signed and dated on the reverse side)

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDER(S) ON SUCH MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

Date: ______________________________, 2004

(Signature)

(Signature)

Please date this proxy and sign exactly as your name or names appear hereon. When more than one owner is shown above, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer. If this proxy is submitted by a partnership, it should be executed in the partnership name by an authorized person.